                                                                      EXHIBIT 21

                        MERCK & CO., INC. SUBSIDIARIES
                                as of 12/31/96


     Each of the subsidiaries set forth below does business under the name stated. A subsidiary of a subsidiary is indicated by indentation under the immediate parent. All voting securities of the subsidiaries named are owned directly or indirectly by the Company, except where otherwise indicated.


                                                        Country or State
          Name                                          of Incorporation
          ----                                          -----------------

Chibret A/S                                             Denmark

Hangzhou MSD Pharmaceutical Company Limited/1/          China

International Indemnity Ltd.                            Bermuda

Johnson & Johnson - Merck Consumer
Pharmaceuticals Company/1/                              New Jersey

Laboratorios Prosalud S.A.                              Peru

MCM Vaccine Co./1/                                      Pennsylvania

Merck-Medco Managed Care, Inc.                          Delaware
  CM Delaware Corporation                               Delaware
  DM-MG, Inc.                                           Delaware
  Flex Rx of Pennsylvania, Inc.                         Pennsylvania
  Managed Care, Inc.                                    Nevada
  MCCO Corp.                                            New Jersey
  MCSI Corp.                                            New Jersey
  Medco Containment Insurance Company of New Jersey     New Jersey
  Medco Containment Insurance Company of New York       New York
  Medco Containment Life Insurance Company              Pennsylvania
  Medco Containment Services, Inc. Political Action
  Committee Corp.                                       New Jersey
  Medco Holdings Corp.                                  Delaware
     Medical Marketing Group, Inc.                      Delaware
       Medical Marketing, Inc.                          Delaware
       MMGI Corp.                                       New Jersey
  Medco MM Corp.                                        New Jersey
  MW Holdings, Inc.                                     Delaware
  NJRE Corp.                                            New Jersey
  NRx Federal Corp.                                     Delaware
  NRx Services, Inc.                                    New York
  National Administrative Services, Inc.                Delaware
  National Pharmacies, Inc.                             New Jersey
  National Rx Services No. 2, Inc.                      Florida
  National Rx Services No. 2, Inc.                      Ohio

                                                        Country or State
          Name                                          of Incorporation
          ----                                          -----------------

  National Rx Services No. 3, Inc. of Ohio              Ohio
  National Rx Services, Inc.                            California
  National Rx Services, Inc.                            Florida
  National Rx Services, Inc.                            Ohio
  National Rx Services, Inc. of Mass.                   Massachusetts
  National Rx Services, Inc. of Missouri                Missouri
  National Rx Services, Inc. of Nevada                  Nevada
  National Rx Services, Inc. of Oklahoma                Oklahoma
  National Rx Services, Inc. of Pennsylvania            Pennsylvania
  National Rx Services, Inc. of Texas                   Texas
  National Rx Services, Inc. of Virginia                Virginia
  National Rx Services, Inc. of Washington              Washington
  New York Paid Independent Practice
  Association No. 1, Inc.                               New York
  New York Paid Independent Practice
  Association No. 2, Inc.                               New York
  New York Paid Independent Practice
  Association No. 3, Inc.                               New York
  New York Paid Independent Practice
  Association No. 4, Inc.                               New York
  New York Paid Independent Practice
  Association No. 5, Inc.                               New York
  New York Paid Independent Practice
  Association No. 9, Inc.                               New York
  Paid Direct, Inc.                                     Delaware
  Paid Prescriptions, Inc.                              Nevada
  Replacement Distribution Center, Inc.                 Ohio
  SysteMed, Inc.                                        Delaware
     American Medical Outcomes Repository, Inc.         Delaware
     Systemed Pharmacy, Inc.                            Delaware
     Systemed Pharmacy, Inc.                            Ohio

Merck and Company, Incorporated                         Delaware

Merck Capital Investment, Inc.                          Delaware

Merck Capital Resources, Inc.                           Delaware
  MSD Technology, L.P./1/                               Bermuda
     Merck Finance Co., Inc.                            Delaware

Merck de Puerto Rico, Inc.                              Delaware

Merck Enterprises Canada, Ltd.                          Canada

Merck Foreign Sales Corporation Ltd.                    Bermuda

Merck Holdings, Inc.                                    Delaware
  Astra Merck, Inc./1/                                  Delaware
  Chugai MSD Co., Ltd./1/                               Japan
  Frosst Laboratories, Inc.                             Delaware
  Frosst Portuguesa - Produtos Farmaceuticos, Lda.      Portugal

                                                        Country or State
          Name                                          of Incorporation
          ----                                          -----------------

  Hubbard Farms, Inc.                                   Delaware
     Hubbard France, S.A.R.L.                           France
     Merck Resource Management, Inc.                    Delaware
  Merck Sharp & Dohme de Venezuela, C.A.                Venezuela
  Merck Sharp & Dohme Holdings de Mexico, S.A. de C.V.  Mexico
     Merck Sharp & Dohme de Mexico, S.A. de C.V.        Mexico
  Merck Sharp & Dohme (I.A.) Corp.                      Delaware
     Merck Sharp & Dohme (Argentina) Inc.               Delaware
     MSD Korea Ltd.                                     Korea
  Merck Sharp & Dohme Ilaclari A.S.                     Turkey
  Merck Sharp & Dohme Industrial e Exportadora Ltda.    Brazil
     Merck Sharp & Dohme Farmaceutica e
     Veterinaria Ltda.                                  Brazil
     Prodome Quimica e Farmaceutica Ltda./1/            Brazil
  Merck Sharp & Dohme (International) Limited           Bermuda
     Merck Sharp & Dohme (Asia) Limited                 Hong Kong
       Merck Sharp & Dohme (China) Limited              Hong Kong
     Merck Sharp & Dohme S.A.                           France
  Merck Sharp & Dohme International Services B.V.       Netherlands
  Merck Sharp & Dohme - Lebanon S.A.L.                  Lebanon
  Merck Sharp & Dohme L.L.C.                            Russian
                                                        Federation
  Merck Sharp & Dohme (Middle East) Limited             Cyprus
  Merck Sharp & Dohme of Pakistan Limited               Pakistan
  Merck Sharp & Dohme Quimica de Puerto Rico, Inc.      Delaware
  Merck Ventures, Inc.                                  Delaware
  MH II Corp.                                           Delaware
     Merck Sharp & Dohme Overseas Finance               Luxembourg
       Merck Frosst Canada, Inc.                        Canada
       Merck Sharp & Dohme (Australia) Pty. Limited     Australia
          AMRAD Corporation Limited/1/                  Australia
            AMRAD Pharmaceuticals Ptd. Ltd./1/          Australia
       Merck Sharp & Dohme B.V.                         Netherlands
          Abello Farmacia, S.L./1/                      Spain
          Financiere MSD S.A.S.                         France
            Chibret Pharmazeutische GmbH                Germany
            Laboratoires Jean-Paul Martin S.A.S./1/     France
            Laboratoires Merck Sharp &
            Dohme Chibret SNC                           France
            Pasteur Merieux MSD S.N.C./1/               France
               Pasteur Merieux MSD A/S                  Denmark
               Pasteur Merieux MSD GmbH                 Germany
               Pasteur Merieux MSD Ltd. (UK)            Great Britain
                  Pasteur Merieux MSD Ltd. (Ireland)    Ireland
               Pasteur Merieux MSD N.V.                 Belgium
               Pasteur Merieux MSD S.A.                 Spain
               Pasteur Merieux MSD S.p.A.               Italy
               Pasteur Vaccins S.A.                     France
            Pasteur Merieux MSD Gestion S.A./1/         France

                                                        Country or State
          Name                                          of Incorporation
          ----                                          -----------------

          Hubbard Nederland B.V.                        Netherlands
            Hubbard Belgium International N.V.          Belgium
            Hubbard Deutschland GmbH                    Germany
            Hubbard Italia SRL                          Italy
            Hubbard Poultry U.K. Limited                Great Britain
          Logos Pharmaceuticals (Proprietary) Limited   South Africa
          Merck Sharp & Dohme GmbH                      Austria
          Merck Sharp & Dohme (Italia) S.p.A.           Italy
            Abiogen Farma S.p.A.                        Italy
            Istituto Di Richerche Di
            Biologia Molecolare S.p.A./1/               Italy
          MSD (Proprietary) Limited                     South Africa
          MSD Sharp & Dohme GmbH                        Germany
            Dieckmann Arzneimittel GmbH                 Germany
               Woelm Pharma GmbH & Co./1/               Germany
            MSD Chibropharm GmbH                        Germany
            MSD Unterstutzungskasse GmbH                Germany
            Varipharm Arzneimittel GmbH                 Germany
       Merck Sharp & Dohme Chibret A.G.                 Switzerland
       Merck Sharp & Dohme (Holdings) Limited           Great Britain
          British United Turkeys Limited                Great Britain
            Centra Healthcare/1/                        Great Britain
            Turkey Research & Development Limited       Great Britain
          Charles E. Frosst (U.K.) Limited              Great Britain
          Merck Sharp & Dohme Limited                   Great Britain
            Merck Sharp & Dohme Finance Europe          Great Britain
            The MSD Foundation Limited                  Great Britain
          Thomas Morson & Son Limited                   Great Britain
       Merck Sharp & Dohme Idea, Inc.                   Switzerland
       Merck Sharp & Dohme (Sweden) A.B.                Sweden
       Merck Sharp & Dohme Trading & Service
       Limited Liability Company                        Hungary
       MSD Ireland (Holdings) S.A.                      Luxembourg
          Fabrica de Productos Quimicos y
          Farmaceuticos Abello, S.A.                    Spain
          Fregenal Holdings S.A.                        Panama
          Frosst Iberica, S.A.                          Spain
          Laboratorios Quimico-Farmaceuticos
          Chibret, Lda.                                 Portugal
          Merck Sharp & Dohme de Espana, S.A.           Spain
          Merck Sharp & Dohme (Ireland)                 Bermuda
            Blue Jay Investments C.V.                   Netherlands
            MSD Ireland (Investment) Ltd.               Bermuda
          Merck Sharp & Dohme, Limitada                 Portugal
          MSD Finance, B.V.                             Netherlands
          Neopharmed S.p.A.                             Italy
          Ruskin Limited                                Bermuda
       MSD (Norge) A/S                                  Norway
       Suomen MSD Oy                                    Finland
          Kiinteisto Oy Irmelinpesa/1/                  Finland
          Kiinteisto Oy Viistotie 11                    Finland

                                                        Country or State
          Name                                          of Incorporation
          ----                                          -----------------

  MSD Chimie S.A.                                       France
  MSD Lakemedel (Scandinavia) Aktiebolog                Sweden
  Prosalud Peruana S.A.                                 Peru
  TELERx Marketing Inc.                                 Pennsylvania

Merck Investment Co., Inc.                              Delaware

Merck Sharp & Dohme (Europe) Inc.                       Delaware

Merck Sharp & Dohme Industria Quimica e
Veterinaria  Limitada                                   Brazil

Merck Sharp & Dohme (New Zealand) Limited               New Zealand
  Charles E. Frosst (New Zealand) Limited               New Zealand

Merck Sharp & Dohme Overseas Finance N.V.               Neth. Antilles

Merck Sharp & Dohme (Panama) S.A.                       Panama

Merck Sharp & Dohme Peru S.C.                           Peru

Merck Sharp & Dohme (Philippines) Inc.                  Philippines

MI (FDL) Holdings, Inc./1/                              Delaware

MSD International Holdings, Inc.                        Delaware
  Banyu Pharmaceutical Company, Ltd./1/                 Japan
     Banyu-A.S.C. Co., Ltd.                             Japan
     Nippon Merck-Banyu Co., Ltd.                       Japan

MSD (Japan) Co., Ltd.                                   Japan

The Du Pont Merck Pharmaceutical Company/1/             Delaware



____________
/1/own less than 100%



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